Exhibit 4.3

FIRST LIEN INTERCREDITOR AGREEMENT

among

ABE INVESTMENT HOLDINGS, INC.

and
GETTY IMAGES, INC.,

as the Borrowers,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,
as the Credit Agreement Collateral Agent and Credit Agreement Representative,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as the Notes Collateral Agent and Notes Trustee

and

each Additional Agent from time to time party hereto

dated as of May 5, 2025

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01	Certain Defined Terms	1
SECTION 1.02	Terms Generally	7
SECTION 1.03	Impairments	7
SECTION 1.04	Heading	8

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01	Priority of Claims	8
SECTION 2.02	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	10
SECTION 2.03	No Interference; Payment Over	10
SECTION 2.04	Automatic Release of Liens; Amendments to First Lien Security Documents	11
SECTION 2.05	Certain Agreements with Respect to Bankruptcy or Insolvency or Liquidation Proceeding	12
SECTION 2.06	Reinstatement	13
SECTION 2.07	Insurance	13
SECTION 2.08	Refinancings	13
SECTION 2.09	Possessory Collateral, Control Collateral and Agent as Gratuitous Bailee for Perfection	13

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01	Determinations with Respect to Amounts of Liens and Obligations	14

ARTICLE IV

The Applicable Authorized Representative and
The Controlling Collateral Agent

SECTION 4.01	Appointment and Authority	14
SECTION 4.02	Rights as a First Lien Secured Party	15
SECTION 4.03	Exculpatory Provisions	15
SECTION 4.04	Collateral and Guaranty Matters	16
SECTION 4.05	Delegation of Duties	16
SECTION 4.06	Instruction Required	17

-i-

-ii-

FIRST LIEN INTERCREDITOR AGREEMENT dated as of May 5, 2025 (this “Agreement”), by and among Getty Images, Inc., a Delaware corporation (“Getty Images”), Abe Investment Holdings, Inc., a Delaware corporation (“Abe Investment” and, together with Getty Images, the “Borrowers” and each, a “Borrower”), the other Grantors (as defined below) party hereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (in such capacity and together with its successors in such capacity, the “Credit Agreement Representative”) and collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), and U.S. Bank Trust Company, National Association (“U.S. Bank”), as an initial collateral agent for the Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and the initial Notes Trustee (as defined below), and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Representative, the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Trustee, the Notes Collateral Agent (for itself and on behalf of the Indenture Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Abe Investment” has the meaning assigned to such term in the preamble hereto.

“Additional Agent” means the collateral agent, the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents entered into after the date hereof, in each case, together with its successors in such capacity.

“Additional First Lien Authorized Representative” means (x) for so long as the Indenture Obligations are the only series of Additional First Lien Obligations, the Notes Trustee and (y) if (x) does not apply, the Major Non-Controlling Authorized Representative.

“Additional First Lien Collateral Agent” means (x) for so long as the Indenture Obligations are the only series of Additional First Lien Obligations, the Notes Collateral Agent and (y) if (x) does not apply, the Major Non-Controlling Collateral Agent.

“Additional First Lien Debt Facility” means the debt facilities under the Indenture and one or more debt facilities, commercial paper facilities or indentures for which the requirements of SECTION 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, bridge loans, letters of credit, notes or other debt or borrowings, in each case, as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time; provided that the Credit Agreement shall not constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, the Notes Documents, with respect to Indenture Obligations and with respect to any other Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest (including, without limitation, any interest, fees and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any Refinancings of the foregoing, including the Indenture Obligations.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Borrower or any other Grantor under any related Additional First Lien Documents, including the Indenture Secured Parties.

“Additional Senior Class Debt” has the meaning assigned to such term in SECTION 5.13.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Credit Agreement Representative and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Additional First Lien Authorized Representative.

“Authorized Representative” means, (i) with respect to the Credit Agreement Obligations, the Credit Agreement Representative, (ii) with respect to the Indenture Obligations, the Notes Trustee and (iii) with respect to any other Series of Additional First Lien Obligations, the applicable Additional Agent designated an Authorized Representative of such Series in the applicable Joinder Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code, and any other federal, state or foreign law providing for the relief of debtors, or any arrangement, reorganization, liquidation, insolvency, examinership, receivership, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any Borrower or any Subsidiary of any Borrower, or similar law affecting creditors’ rights generally.

“Borrowers” has the meaning assigned to such term in the preamble hereto.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Indenture Obligations, the Notes Collateral Agent and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named as Collateral Agent for such Series in the applicable Joinder Agreement.

“Control Agreement” means an agreement among a Collateral Agent, a Grantor and the applicable securities intermediary or financial institution pursuant to which “control” under the Uniform Commercial Code of any jurisdiction or any other similar applicable law over Control Collateral is provided to such Collateral Agent.

“Control Collateral” means any Shared Collateral in the control of the Controlling Collateral Agent (or its agents or bailees) consisting of Deposit Accounts, Securities Accounts and similar accounts, to the extent that a Lien thereon is perfected by “control” under the Uniform Commercial Code of any jurisdiction or any other similar applicable law. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC or such other similar applicable law.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Additional First Lien Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means the Credit Agreement, dated as of February 19, 2019, among the Borrowers, Holdings, the lenders from time to time party thereto and JPMorgan, as administrative agent, collateral agent, swing line lender and L/C issuer, as amended, restated, amended and restated, supplemented or otherwise modified, Refinanced or replaced from time to time, including in such event that such Credit Agreement is terminated or replaced and such replacement is designated as a “First Lien Obligation” in accordance with the terms hereof.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Representative” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in SECTION 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in SECTION 2.05(b).

“DIP Lenders” has the meaning assigned to such term in SECTION 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral in accordance with the terms of the documentation governing such Series. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under such First Lien Obligation so Refinanced) or by a Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in U.S. Dollars, such amount, (b) if such amount is expressed in Euros, the equivalent of such amount in U.S. Dollars determined by using the rate of exchange for the purchase of U.S. Dollars with Euros last provided (either by publication or otherwise provided to the Credit Agreement Representative) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with Euros, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Borrowers in their sole discretion (or if such service ceases to be available or to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Borrowers using any method of determination they deem appropriate in their reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. Dollars as determined by the Borrowers using any method of determination they deem appropriate in their reasonable discretion.

“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision in such amended, restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document (or, in each case, the Equivalent Provision thereof).

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Indenture Obligations and (iii) each other Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Indenture Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each other Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Security Documents (as defined in the Credit Agreement (or the Equivalent Provision thereof)) and the Notes Collateral Documents, and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations.

“Getty Images” has the meaning assigned to such term in the preamble hereto.

“Grantors” means Holdings, the Borrowers and each Subsidiary of any Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any Subsidiary that becomes a Grantor in the manner contemplated in SECTION 5.17). The Grantors existing on the date hereof are Holdings, the Borrowers and each party set forth on Annex I hereto.

“Holdings” means Griffey Midco (DE), LLC, a Delaware limited liability company.

“Impairment” has the meaning assigned to such term in SECTION 1.03.

“Indenture” means the Indenture dated as of May 5, 2025, among Getty Images, as issuer, the guarantors party thereto and U.S. Bank, as trustee and collateral agent, relating to Getty Images’ 11.250% Senior Secured Notes due 2030, as amended, restated, amended and restated, supplemented or otherwise modified, Refinanced or replaced from time to time, including in such event that such Indenture is terminated or replaced and such replacement is designated as a “First Lien Obligation” in accordance with the terms hereof.

“Indenture Documents” means the “Note Documents” as defined in the Indenture.

“Indenture Obligations” means the “Notes Obligations” as defined in the Indenture or the Equivalent Provision thereof.

“Indenture Secured Parties” means the “Notes Secured Parties” as defined in the Indenture (or the Equivalent Provision thereof).

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against any Borrower or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to any Borrower or any other Grantor or any similar case or proceeding relative to any Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3) any other case or proceeding of any type or nature in which substantially all claims of creditors of any Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in SECTION 2.01(a).

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to SECTION 5.13 hereof in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“JPMorgan” has the meaning assigned to such term in the preamble hereto.

“Lien” means (i) any mortgage, pledge, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any lease evidencing capitalized lease obligations having substantially the same economic effect as any of the foregoing); provided that, for the avoidance of doubt, in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Collateral Agent is the Collateral Agent) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Collateral Agent is the Collateral Agent) has occurred and is continuing, (y) the Additional First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document, and (z) such Non-Controlling Collateral Agent intends to exercise its rights and remedies in accordance with the terms of the applicable Additional First Lien Documents as a result of the Series of Additional First Lien Obligations of such Non-Controlling Collateral Agent being due and payable in full (as a result of acceleration or otherwise); provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral at any time the Controlling Collateral Agent has commenced and is diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement or pursuit thereof) the enforcement or exercise of any of its rights or remedies with respect to all or any material portion of the Shared Collateral or at any time any Grantor is then a debtor under or with respect to any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Notes Collateral Documents” means the “Collateral Documents” as defined in the Indenture (or the Equivalent Provision thereof).

“Notes Security Agreement” means the “Notes Security Agreement” dated as of the date hereof among the Grantors party thereto and U.S. Bank, as Notes Collateral Agent.

“Notes Trustee” means the “Trustee” as defined in the Indenture (or the Equivalent Provision thereof).

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or any other applicable law. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the applicable Secured Credit Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in SECTION 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement (or the Equivalent Provision thereof)), (ii) the Indenture, the Notes (as defined in the Indenture (or the Equivalent Provision thereof)) and the Notes Collateral Documents and (iii) each other Additional First Lien Document.

“Senior Class Debt Parties” has the meaning assigned to such term in SECTION 5.13.

“Senior Class Debt Representative” has the meaning assigned to such term in SECTION 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacity as such), (ii) the Indenture Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Indenture Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Bank” has the meaning assigned to such term in the preamble hereto.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive and (vii) the terms “paid in full” and “payment in full” shall mean payment and satisfaction in full in cash or as otherwise set forth in the applicable Secured Credit Documents.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations or such security interest is unperfected and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any properties subject to a Mortgage (as defined in the Credit Agreement (or the Equivalent Provision thereof)) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to SECTION 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

SECTION 1.04 Heading. For the purposes of any determinations made pursuant to the definition of “Major Non-Controlling Authorized Representative”, “Major Non-Controlling Collateral Agent” or any other provision of this Agreement that requires the calculation of the outstanding amount of any Series of First Lien Obligations, the outstanding amount of such Series of First Lien Obligations shall be calculated on any date of determination based on the Dollar Equivalent of the amount of such Series of First Lien Obligations outstanding on such date of determination.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to SECTION 1.03, SECTION 2.03(b) and SECTION 2.05), if (x) an Event of Default has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral pursuant to the applicable Secured Credit Documents, (y) any distribution is made to any First Lien Secured Party in respect of any Shared Collateral during such Event of Default and enforcement or in any Insolvency or Liquidation Proceeding of any Borrower or any other Grantor (including in the form of any adequate protection payments) or (z) any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, then the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party and the proceeds of any such distribution or payment (all distributions, payments, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied:

(i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document;

(ii) SECOND, subject to SECTION 1.03, to the payment in full of the First Lien Obligations of each Series, on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Borrower or any other Grantor, solely for purposes of this SECTION 2.01(a) and not any other documents governing First Lien Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and

(iii) THIRD, after the Discharge of all First Lien Obligations, to the Borrowers and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this SECTION 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this SECTION 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this SECTION 2.01(a).

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in SECTION 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of any grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding (w) any provision of the Uniform Commercial Code of any jurisdiction or any other applicable law (x) any term or provision in the Secured Credit Documents, any second lien (or lower) ranking under applicable law of certain First Lien Security Documents or (y) any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or (z) any other circumstance whatsoever (but, in each case, subject to SECTION 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the Proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d) Notwithstanding anything in this Agreement or any other Secured Credit Documents to the contrary, Collateral consisting of cash held in an account consisting solely of cash collateral pursuant to Section 2.18 of the Credit Agreement (or any Equivalent Provision) or otherwise with respect to any Letter of Credit shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

(e) For the avoidance of doubt, any amounts to be distributed pursuant to this SECTION 2.01 shall be distributed by the applicable Collateral Agent to the following agents for further distribution to their related First Lien Secured Parties: (i) in the case of any amount representing payment with respect to a Credit Agreement Obligation, to the Credit Agreement Collateral Agent, (ii) in the case of any amount representing payment with respect to any Indenture Obligation, to the Notes Collateral Agent, and (iii) in the case of any amount representing payment with respect to any Additional First Lien Obligation, to the applicable Additional Agent, in each case for application in accordance with the applicable Secured Credit Documents.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, only the Controlling Collateral Agent will act or refrain from acting with respect to any Shared Collateral. For so long as the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional First Lien Secured Party will or will instruct any Collateral Agent to, and neither the Notes Collateral Agent nor any other Non-Controlling Collateral Agent will, commence any judicial or nonjudicial foreclosure proceedings or Insolvency or Liquidation Proceeding with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise or have a right to consent to any such action, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral. For greater certainty, in the event the Notes Trustee or the Notes Collateral Agent is required to enter into any additional First Lien Security Document delivered after the date hereof in favor of the Indenture Secured Parties in accordance with the terms of the applicable Secured Credit Documents in respect of Shared Collateral, any such additional First Lien Security Documents in form and substance satisfactory to the Controlling Collateral Agent, acting reasonably shall be satisfactory to the Indenture Secured Parties for purposes of the Indenture.

(b) Each Collateral Agent and the First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that it will not (i) challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, allowability or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity, allowability or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) take or cause to be taken or support any other person in taking any action the purpose or intent of which is, or could be, to interfere with, hinder or delay, in any manner, whether by judicial proceedings (including any Insolvency or Liquidation Proceeding, including in any capacity as an unsecured creditor) or otherwise, any public or private sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Authorized Representative, Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative, Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Authorized Representative, Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (v) attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement as to itself.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral pursuant to any Secured Credit Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) or otherwise (including adequate protection payments), in each case other than pursuant to the terms of this Agreement, at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of SECTION 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral in accordance with the terms of this Agreement resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom will be (1) to the extent not applied as specified in clause (2), subjected to Liens in favor of all First Lien Secured Parties with the same priority among such First Lien Secured Parties as set forth in this Agreement and/or (2) applied in accordance with SECTION 2.01. If in connection with any such foreclosure or other exercise of remedies the Controlling Collateral Agent releases any guarantor from its obligations under a guarantee of the First Lien Obligations for which it serves as agent, then such guarantor will also be released from its guarantee of all other First Lien Obligations.

(b) Notwithstanding any other provision of this Agreement, each First Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any document governing any First Lien Obligations that does not violate any express term of this Agreement. Except as provided in the preceding sentence, this Agreement shall not act in any manner to further restrict the amendment or other modification of any other Secured Credit Document.

(c) Each Non-Controlling Secured Party and each Collateral Agent agrees to promptly execute, if applicable, and deliver (at the sole cost and expense of the Grantors) to the Applicable Authorized Representative, Controlling Collateral Agent or the applicable Grantor, all such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the Applicable Authorized Representative, the Controlling Collateral Agent or such Grantor to take such action (including any giving of notice), as the Applicable Authorized Representative, the Controlling Collateral Agent or such Grantor may reasonably request to effectively evidence and confirm any release of Shared Collateral provided for in this Section.

(d) Nothing in this SECTION 2.04 shall derogate the Notes Collateral Agent’s right (if any) to obtain an opinion of counsel and officer’s certificate under the Indenture in connection with such contemplated release.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency or Liquidation Proceeding.

(a) The parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and that this Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under any applicable Bankruptcy Law by or against Holdings or any Borrower or any Subsidiary of any Borrower.

(b) If any Borrower and/or any other Grantor shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of debtor-in-possession financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Collateral Agent or the Authorized Representative of any Controlling Collateral Agent) agrees that it will not oppose or object to, and, will not support any other person in opposing or objecting to, any such financing or to any Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless, in each case, the Controlling Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities of its Liens with respect to such Shared Collateral as set forth herein), in each case so long as and to the extent (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens that rank senior to the Liens securing the First Lien Obligations) and subject to a customary carve-out or other carve-out approved by the Controlling Collateral Agent as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens that rank senior to the Liens securing the First Lien Obligations) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to SECTION 2.01, and (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to SECTION 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that does not constitute Shared Collateral; and provided, further, that any First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection reasonably comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral. If any First Lien Secured Party is granted adequate protection (A) in the form of Liens on any additional or replacement Collateral, then each other First Lien Secured Party will be entitled to seek, and each First Lien Secured Party will consent and not object to, adequate protection in the form of Liens on such additional or replacement Collateral with the same priority vis-à-vis the other First Lien Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens that rank senior to the Liens securing the First Lien Obligations) as set forth in this Agreement, (B) in the form of a superpriority or other administrative claim, then each other First Lien Secured Party will be entitled to seek, and each First Lien Secured Party will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim to the same extent granted to such First Lien Secured Party or (C) in the form of periodic or other cash payments, then the Proceeds of such adequate protection must be applied to all First Lien Obligations in accordance with SECTION 2.01.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for avoidance or disgorgement of a preference or fraudulent transfer under any Bankruptcy Law), be required to be returned or repaid, the terms and conditions of this ARTICLE II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, only the Controlling Collateral Agent shall have the right, but not any obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting or involving the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral, Control Collateral and Agent as Gratuitous Bailee for Perfection.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees), and hold any rights it (or its agents or bailees) may have under any Control Agreement in respect of Shared Collateral that is Control Collateral, as gratuitous bailee for the benefit and on behalf of each other Collateral Agent, for the benefit of its applicable First Lien Secured Parties and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this SECTION 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the then-existing Controlling Collateral Agent is acting, such Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral, to the succeeding Controlling Collateral Agent (as applicable) (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the succeeding Controlling Collateral Agent (as applicable) (or make such other arrangements as shall be reasonably requested by the succeeding Controlling Collateral Agent to allow the Applicable Authorized Representative or such Controlling Collateral Agent to obtain “control” of such Possessory Collateral or Control Collateral as defined in Section 9-314 of the UCC). Pending delivery to the Controlling Collateral Agent (as applicable), each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral from time to time in its possession and the rights under any Control Agreement to which it is from time to time a party in respect of Control Collateral, as gratuitous bailee for the benefit and on behalf of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this SECTION 2.09.

(b) The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this SECTION 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral or Control Collateral as gratuitous bailee for the benefit and on behalf of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

(c) The Agreement of the Applicable Authorized Representative and each Controlling Collateral Agent to act as gratuitous bailee pursuant to this SECTION 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 9-104(a)(5) and 9-313(c) of the UCC.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by the applicable Authorized Representative and/or each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if the Authorized Representative and/or any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent may (but shall not be obligated to) to make any such determination by such method as it may in the exercise of its good faith judgment determine, including by reliance upon a certificate of a Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Applicable Authorized Representative and The Controlling Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Applicable Authorized Representative and/or the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Authorized Representative and/or the Controlling Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation, assistance and written direction (in each case, subject to the benefits, immunities, indemnities, privileges, protections and rights of the Notes Collateral Agent pursuant to the Indenture) as may be requested by the Applicable Authorized Representative and/or Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Authorized Representative and/or Controlling Collateral Agent pursuant to this ARTICLE IV, such cooperation to include execution and delivery of notices, instruments and other documents as may be necessary or as are reasonably deemed necessary by the Applicable Authorized Representative and/or Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Authorized Representative and/or Controlling Collateral Agent for such purposes.

(b) Each Non-Controlling Secured Party acknowledges and agrees the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the applicable First Lien Obligations owing to such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Applicable Authorized Representative or Controlling Collateral Agent or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement, the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to SECTION 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession. This Agreement shall not give rise to any responsibility by any Collateral Agent to take any action to create, perfect, maintain, renew or continue the Liens on any Shared Collateral.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Applicable Authorized Representative and/or Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized Representative and/or Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Indenture Secured Party,” “Indenture Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative and/or Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may, but is not required to, accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative or Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions. The Applicable Authorized Representative and each Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein and, (a) with respect to the Notes Trustee and the Notes Collateral Agent, in the Indenture (subject in each case to the benefits, immunities, indemnities, privileges, protections and rights of the Notes Trustee and Notes Collateral Agent pursuant to the Indenture) and (b) with respect to the Credit Agreement Collateral Agent and Credit Agreement Representative, in the Credit Agreement and the Security Documents (as defined in the Credit Agreement) (subject in each case to the benefits, immunities, indemnities, privileges, protections and rights of the Credit Agreement Collateral Agent and Credit Agreement Representative pursuant to the Credit Agreement and the Security Documents (as defined in the Credit Agreement)). Without limiting the generality of the foregoing, the Applicable Authorized Representative and each Controlling Collateral Agent:

(i) shall not be subject to any fiduciary duties and/or any implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; provided that the Applicable Authorized Representative and each Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative or the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative and/or Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment or (2) in reasonable reliance on a certificate of an authorized officer of a Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative and each Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until written notice describing such Event of Default and referencing applicable agreement is given to the Applicable Authorized Representative and Controlling Collateral Agent at its address as provided in SECTION 5.01;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, opinion, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents (including the preparation or filing of financing statements), (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to such Applicable Authorized Representative or Controlling Collateral Agent; and

(vi) need not segregate money held hereunder from other funds except to the extent required by law. The Applicable Authorized Representative and each Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by such Collateral Agent under any First Lien Security Document in accordance with SECTION 2.04.

SECTION 4.05 Delegation of Duties. The Applicable Authorized Representative and/or the Controlling Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Applicable Authorized Representative and/or Controlling Collateral Agent, and such Applicable Authorized Representative or Controlling Collateral Agent shall not be responsible to any other First Lien Secured Party for any misconduct or negligence on the part of such sub-agent appointed with due care. The Applicable Authorized Representative and/or Controlling Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and/or Controlling Collateral Agent and any such sub-agent; provided, however that in no event shall any Applicable Authorized Representative or Controlling Collateral Agent be responsible or liable to any other First Lien Secured Party for any misconduct or negligence on the part of any such sub-agent appointed with due care.

SECTION 4.06 Instruction Required. Any action hereunder on the part of the Notes Collateral Agent to be exercised or performed shall only be exercised or performed if in accordance with the express terms of the Indenture or the Notes Collateral Agent receives instructions from the applicable Indenture Secured Parties in accordance with and subject to the terms of the Indenture.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Authorized Representative and/or Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by e-mail, hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) If to any Borrower or any other Grantor:

c/o Getty Images, Inc.
605 Fifth Avenue S, Suite 400
Seattle, WA 98104

Facsimile No.:	206-925-5622
Phone No.:	206-925-7105
Attention:	General Counsel

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West, 395 9th Ave

New York, NY 10001
Attention: Steven Messina, Ryan Dzierniejko, Danielle Li and Noel Hughes

Email: steven.messina@skadden.com; ryan.dzierniejko@skadden.com; danielle.li@skadden.com; noel.hughes@skadden.com

(b) If to the Credit Agreement Collateral Agent or Credit Agreement Representative:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd
NCC 5, 1st Floor
Newark, DE 19713-2107

with a copy (which shall not constitute notice) to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, NY 10005

Phone No.:	212-701-3000
Attention:	Stuart Downing and Matthew Rosenthal

Email: SDowning@cahill.com; MRosenthal@cahill.com

(c) If to the Notes Collateral Agent or Notes Trustee party hereto on the date hereof:

U.S. Bank Trust Company, National Association
100 Wall St STE 600
New York, NY 10005
Attention: Corporate Trust
Email: james.hall2@usbank.com

Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Applicable Authorized Representative and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person. Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Each Collateral Agent shall be entitled to treat electronic communications delivered or furnished pursuant to procedures approved by such Collateral Agent (“Electronic Methods”) from a person purporting to be (and whom the Collateral Agent, acting reasonably, believes in good faith to be) the authorized representative of the Grantors or any Secured Party, as sufficient instructions and authority of the Grantors or any First Lien Secured Party for the Collateral Agent to act and shall have no duty to verify or confirm that person is so authorized.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this SECTION 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent and the Borrowers.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with SECTION 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, without the consent or signature of any other Collateral Agent or First Lien Secured Party, the Controlling Collateral Agent may, with the consent of the Borrowers, effect amendments and modifications to this Agreement to the extent deemed by such Controlling Collateral Agent to be necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, the Indenture and any Additional First Lien Documents then in effect. Each party to this Agreement agrees that (i) at the request (and sole expense) of the Borrowers, without the consent of any First Lien Secured Party, each of the Collateral Agents shall, upon delivery of an Officer’s Certificate of a Borrower to the Controlling Collateral Agent, execute and deliver an acknowledgment and confirmation of such modifications effected by the Controlling Collateral Agent and/or enter into an amendment, a restatement or a supplement of this Agreement approved by the Controlling Collateral Agent to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) each Borrower shall be a beneficiary of this SECTION 5.02(d). Notwithstanding the foregoing, this Agreement shall terminate with respect to a Series of First Lien Obligations (and the Collateral Agent(s) with respect thereto) upon the Discharge of such Series of First Lien Obligations.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement or any document or instrument delivered in connection herewith by electronic methods shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Credit Agreement Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. This Agreement is the “Intercreditor Agreement” under and as defined in the Indenture (or the Equivalent Provision thereof). This Agreement is an “Intercreditor Agreement” under and as defined in the Credit Agreement (or the Equivalent Provision thereof).

SECTION 5.08 Submission to Jurisdiction; Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, and each other party hereto, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the borough of Manhattan in New York City, the courts of the United States of America for the Southern District of New York, and appellate courts, to the extent such courts would have subject matter jurisdiction with respect thereto, and agrees that notwithstanding the foregoing (x) a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (y) legal actions or proceedings in connection with the exercise of rights and remedies with respect to Collateral may be brought in other jurisdictions where such Collateral is located or such rights or remedies may be exercised;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court and waives any right to claim that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in SECTION 5.01 hereof;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this SECTION 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than SECTION 2.04, SECTION 2.05 or SECTION 2.09) is intended to or will amend, waive or otherwise modify the provisions of any Secured Credit Document), and none of the Borrowers or any other Grantor may rely on the terms hereof (other than SECTION 2.04, SECTION 2.05, SECTION 2.09 or ARTICLE V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the Credit Agreement, the Indenture and the Additional First Lien Documents then in effect, any Borrower or any other Grantor may incur Additional First Lien Obligations. Any such additional Series of Additional First Lien Obligations (the “Additional Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the Additional First Lien Documents, if and subject to the condition that the Collateral Agent of any such Additional Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Collateral Agent and holders in respect of any Additional Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative and the Borrowers shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent, such Senior Class Debt Representative and the Borrowers) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Additional Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrowers shall have delivered to the Controlling Collateral Agent (with a copy to each other Collateral Agent) true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt;

(iii) the Borrowers shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document then in effect to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document then in effect, each Grantor has obtained such requisite consent; and

(iv) the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide that each Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.15 [Reserved].

SECTION 5.16 Information Concerning Financial Condition of the Borrowers and the other Grantors. In accordance with their respective First Lien Security Documents, the Controlling Collateral Agent, the other Collateral Agents (other than the Notes Collateral Agent) and the other First Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the First Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any First Lien Secured Party undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Controlling Collateral Agent, the other Collateral Agents and the First Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.17 Additional Grantors. Each Borrower agrees that, if any Subsidiary of such Borrower shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent and delivered by the applicable Borrower to each other Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.18 Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Secured Credit Documents, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.19 Credit Agreement Collateral Agent and Notes Collateral Agent. It is understood and agreed that (a) the Credit Agreement Representative is entering into this Agreement in its capacity as Administrative Agent under the Credit Agreement and the Credit Agreement Collateral Agent is entering into this Agreement in its capacity as Collateral Agent under the Credit Agreement and the provisions of Article IX of the Credit Agreement applicable to the Credit Agreement Representative and Credit Agreement Collateral Agent as administrative agent and/or collateral agent thereunder shall also apply to it as Collateral Agent, Authorized Representative, Applicable Authorized Representative and Controlling Collateral Agent hereunder, (b) the Notes Trustee is entering into this Agreement in its capacity as Trustee under the Indenture and the Notes Collateral Agent is entering into this Agreement in its capacity as Collateral Agent under the Indenture and/or the applicable Notes Collateral Documents, as the case may be; for the avoidance of any doubt, the provisions of the Indenture and the applicable Notes Collateral Documents granting or extending any benefits, immunities, indemnities, privileges, protections and rights to the Notes Trustee or Notes Collateral Agent thereunder shall also apply to the Notes Trustee and Notes Collateral Agent hereunder and (c) any Additional Agent who enters this Agreement pursuant to any Joinder Agreement in its capacity as collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under the applicable Additional First Lien Documents and the provisions of such Additional First Lien Documents granting or extending any benefits, immunities, indemnities, privileges, protections and rights to the Additional Agent thereunder shall also apply to such Additional Agent hereunder.

SECTION 5.20 Shared Collateral. For the avoidance of doubt, nothing in this Agreement (including, but not limited to, SECTION 2.01 and SECTION 2.05) shall be deemed to provide or require that any Collateral Agent or Authorized Representative or any First Lien Secured Party of any Series of First Lien Obligations receive any Proceeds of, or any Lien on, any property of any Borrower or any other Grantor that does not constitute Shared Collateral for such Series. In addition, it is understood and agreed that prior to the Discharge of First Lien Obligations, to the extent that the Credit Agreement Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Shared Collateral or makes any determination in respect of any matter relating to any Shared Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including extensions beyond the date hereof) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Credit Agreement), the Notes Collateral Agent and any Additional Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the Credit Agreement Collateral Agent in respect of any such matters under the Loan Documents (as defined in the Credit Agreement) shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under the Indenture and the Notes Collateral Documents and of any Additional Agent in respect of such matters under any applicable Additional First Lien Documents.

[Remainder of Page Intentionally Left Blank.]

Very truly yours,

GETTY IMAGES, INC.
as a Borrower

By:	/s/ Christopher N. Hoel
	Name:	Christopher N. Hoel
	Title:	Vice President and Treasurer

ABE INVESTMENT HOLDINGS, INC.,
as a Borrower

By:	/s/ Christopher N. Hoel
	Name:	Christopher N. Hoel
	Title:	Vice President and Treasurer

[Signature Page to First Lien Intercreditor Agreement]

OTHER GRANTORS:

GRIFFEY MIDCO (DE), LLC
GETTY IMAGES (SEATTLE), INC.
GETTY IMAGES (US), INC.
GETTY IMAGES NEWS SERVICES (PRC), INC.

By:	/s/ Christopher N. Hoel
	Name:	Christopher N. Hoel
	Title:	Vice President and Treasurer

[Signature Page to First Lien Intercreditor Agreement]

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Collateral Agent and Credit Agreement Representative

By:	/s/ Inderjeet Aneja
	Name:	Inderjeet Aneja
	Title:	Managing Director

[Signature Page to First Lien Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Notes Trustee and Notes Collateral Agent

By:	/s/ James W. Hall
	Name:	James W. Hall
	Title:	Vice President

[Signature Page to First Lien Intercreditor Agreement]

ANNEX I

Other Grantors

1.	Getty Images (Seattle), Inc.
2.	Getty Images (US), Inc.
3.	Getty Images News Services (PRC), Inc.

Annex I-1

ANNEX II

[FORM OF] JOINDER NO. [   ] dated as of [    ], 20[   ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of May 5, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”), among Griffey Midco (DE), LLC (“Holdings”), a Delaware limited liability company, Getty Images, Inc., a Delaware corporation (“Getty Images”), Abe Investment Holdings, Inc., a Delaware corporation (“Abe Investment” and, together with Getty Images, the “Borrowers” and each, a “Borrower”), the other Grantors party thereto, JPMorgan Chase Bank, N.A., as the Credit Agreement Representative and the Credit Agreement Collateral Agent and U.S. Bank Trust Company, National Association, as an initial collateral agent for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and the initial Notes Trustee, and each Additional Agent from time to time party thereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of Holdings, the Borrowers or certain of their respective Subsidiaries to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the Senior Lien and to have such Additional Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become a Collateral Agent under, and such Additional Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Additional Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the New Collateral Agent agrees as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Additional Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. [Each reference to a “Collateral Agent”, “Authorized Representative” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent.]1 The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [collateral] [agent] [trustee] under [describe new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

[1]	To be updated as needed to reflect different capacities.

Annex II-1

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by electronic methods shall be effective as delivery of a manually executed counterpart of this Joinder. The words “execution,” “signed,” “signature,” and words of like import in this Joinder shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

Annex II-2

IN WITNESS WHEREOF, the undersigned New Collateral Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

_____________________

_____________________

attention of:

Email:

Annex II-3

Acknowledged and agreed to as of the day and year first above written:

GETTY IMAGES, INC.,
as a Borrower

By:
Name:
Title:

ABE INVESTMENT HOLDINGS, INC.,
as a Borrower

By:
Name:
Title:

Annex II-4

Acknowledged and agreed to as of the day and year first above written:

[___________________],

as Controlling Collateral Agent

By:
Name:
Title:

Annex II-5

ANNEX III

SUPPLEMENT NO.   dated as of         , to the FIRST LIEN INTERCREDITOR AGREEMENT dated as May 5, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”), Griffey Midco (DE), LLC, a Delaware limited liability company (“Holdings”), Getty Images, Inc., a Delaware corporation (“Getty Images”), Abe Investment Holdings, Inc., a Delaware corporation (“Abe Investment” and, together with Getty Images, the “Borrowers” and each, a “Borrower”), the other Grantors party thereto, JPMorgan Chase Bank, N.A., as the Credit Agreement Representative and the Credit Agreement Collateral Agent and U.S. Bank Trust Company, National Association, as an initial collateral agent for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and the initial Notes Trustee, and each Additional Agent from time to time party thereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. Holdings, the Borrowers and the other Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrowers are required to enter into the First Lien Intercreditor Agreement. Section 5.17 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Indenture and Additional First Lien Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 5.17 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page of this Supplement by electronic methods shall be effective as delivery of a manually executed counterpart of this Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Supplement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Annex III-1

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrowers as specified in the First Lien Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank]

Annex III-2

IN WITNESS WHEREOF, the undersigned New Grantor has duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex III-3

Acknowledged and agreed to as of the day and year first above written:

[_________________],

as Controlling Collateral Agent

By:
Name:
Title:

Annex III-4